Exhibit 99.1

ConvergeOne Announces First Quarter 2018 Financial Results

First quarter 2018 revenue of $306.3 million

Adjusted EBITDA per credit agreement of $28.9 million

Adjusted earnings per diluted share of $0.19

Reaffirms Full Year 2018 Guidance

EAGAN, Minn., May 10, 2018 — ConvergeOne Holdings, Inc. (NASDAQ: CVON, CVONW) (“ConvergeOne” or the “Company”), a leading global IT services provider of collaboration and technology solutions, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights:

•	Total revenue of $306.3 million, an increase of 67.4% year-over-year.

•	Services revenue of $164.9 million, accounting for 53.8% of total revenue.

•	Collaboration revenue of $201.4 million, accounting for 65.7% of total revenue.

•	GAAP net income of $8.8 million. GAAP net loss to common shareholders of $116.6 million, which includes $125.4 million of earnout consideration or net loss per diluted share of $2.26. (1)

•	Adjusted EBITDA per credit agreement of $28.9 million, an increase of 86.8% year-over-year.

•	Adjusted net income of $11.1 million, Adjusted earnings per diluted share (“Adjusted EPS”) of $0.19.

“We are off to a great start in 2018 with strong growth in our Services and Collaboration revenues, including growth in our Avaya business, led by continued expansion with new and existing clients and strategic acquisitions,” said John A. McKenna Jr., Chairman and CEO, ConvergeOne. “The momentum we experienced in 2017 continues to build in 2018 driven by our industry-leading solutions, engineering expertise, and service excellence which transform our clients’ complex and mission-critical collaboration environments.”

First Quarter 2018 Financial Results:

•	Total revenue for the quarter ended March 31, 2018 was $306.3 million compared to $183.0 million in the first quarter of 2017.

•	Services revenue for the first quarter of 2018 was $164.9 million, an increase of 73.6% compared to $95.0 million in the first quarter of 2017. Services revenue accounted for 53.8% of total revenue compared to 51.9% in the first quarter of 2017.

•	Technology Offerings revenue for the first quarter of 2018 was $141.5 million, an increase of 60.8% compared to $88.0 million in the first quarter of 2017.

•	Gross Profit for the quarter ended March 31, 2018 was $88.4 million compared to $53.3 million in the first quarter of 2017. Gross margin for the first quarter of 2018 was 28.9% compared to 29.1% for the first quarter of 2017.

•	Services gross profit was $52.5 million for the first quarter of 2018, compared to $34.1 million in the first quarter of 2017.

•	Technology Offerings gross profit was $35.8 million for the first quarter of 2018, compared to $19.2 million in the first quarter of 2017.

•	GAAP net income, before the presentation effect of earnout consideration, was $8.8 million for the quarter ended March 31, 2018, compared to a GAAP net loss of $3.1 million in the first quarter of 2017. GAAP net loss to common shareholders, including the presentation effect of $125.4 million of earnout consideration for earnings per share purposes, was $116.6 million for the quarter ended March 31, 2018, compared to a GAAP net loss of $3.1 million in the first quarter of 2017. (1) First quarter 2018 GAAP net loss to common shareholders includes $5.8 million of transaction costs primarily related to the business combination of Forum Merger Corporation and ConvergeOne, the acquisition of Arrow Electronics’ Systems Integration Business and integration costs associated with previous acquisitions. First quarter 2018 GAAP net loss to common shareholders also includes a $16.1 million preliminary bargain purchase gain related to the Company’s acquisition of Arrow Electronics’ Systems Integration Business.

•	Adjusted EBITDA per credit agreement for the quarter ended March 31, 2018 was $28.9 million, compared to Adjusted EBITDA per credit agreement of $15.4 million in the first quarter of 2017.

•	Adjusted net income for the quarter ended March 31, 2018 was $11.1 million, or $0.19 per diluted share based on 57.5 million weighted-average diluted common shares outstanding, compared to $3.5 million in the first quarter of 2017. (1)

•	Cash provided by operating activities for the first quarter of 2018 was $15.5 million, and capital expenditures totaled $2.6 million, compared with cash used in operating activities of $1.6 million and capital expenditures of $1.8 million in the first quarter of 2017.

Balance Sheet and Liquidity

•	At March 31, 2018, ConvergeOne had $11.7 million in cash, compared to $13.5 million at the end of 2017. Net of debt issuance costs, total debt outstanding at March 31, 2018 was $640.9 million, compared to $572.1 million at the end of 2017.

•	On April 10, 2018, the Company replaced its prior $561 million term loan and repaid $90 million of revolver debt with a new $670 million term loan due April 2025. Interest payable on the new $670 million term loan is based on LIBOR plus 375 basis points.

Dividend

•	On May 8, 2018, ConvergeOne’s Board of Directors declared a regular quarterly cash dividend of $0.02 per share to be paid on June 15, 2018 to stockholders of record as of May 25, 2018. ConvergeOne’s Board of Directors anticipates declaring this dividend in future quarters on a regular basis; however, future declarations are subject to Board of Directors’ approval and may be adjusted as business needs or market conditions change.

2018 Financial Expectations

ConvergeOne management is reaffirming its full year 2018 financial outlook:

•	Revenue is expected to be in the range of $1,450 to $1,550 million.

•	Gross profit margin is expected to be in the range of 29.5% to 30.5%.

•	Adjusted EBITDA per credit agreement is expected in the range of $155 to $165 million.

•	Adjusted Net Income is expected to be in the range of $70 to $78 million.

•	Adjusted EPS is expected to be in the range of $0.98 to $1.08 based on 72.5 million weighted average shares outstanding on a diluted basis.

Earnings Teleconference Information

ConvergeOne will discuss its first quarter 2018 financial results during a teleconference today, May 10, 2018, at 8:00 AM ET. The conference call can be accessed at (866) 777-2509 (domestic) or (412) 317-5413 (international), conference ID# 10119893. A replay of the conference call will be available through 8:00 PM ET May 17, 2018 at (877) 344-7529 (domestic) or (412) 317-0088 (international). The replay passcode is 10119893. The call will also be broadcast simultaneously at https://investor.convergeone.com/. Following the completion of the call, a recorded replay of the webcast will be available on ConvergeOne’s website.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT services provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 9,200 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and support services. ConvergeOne holds more than 6,000 technical certifications across 1,700 engineers throughout North America including three Customer Success Centers. More information is available at www.convergeone.com.

Footnotes

(1)

In the first quarter of 2018, the Company recorded total earnout consideration of $126.9 million related to the merger of Forum Merger Corporation and ConvergeOne, as the March 31, 2018 last twelve months pro forma EBITDA, as calculated in accordance with the merger agreement, was in excess of $155.0 million, and therefore, the first two tranches of the earnout have been deemed to be achieved. The earnout consideration was recorded as an equity transaction of $125.4 million and compensation expense of $1.5 million. For accounting presentation purposes, the equity portion of the earnout consideration is reflected as a reduction of the net income available to common shareholders for the first quarter of 2018.

Forward Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne with respect to its financial condition, its results of operations, its intended future capital return and its next quarterly cash dividend; its anticipated achievement of the targets related to the earnout under the merger agreement with Forum Merger Corporation; and its financial outlook for 2018. These forward-looking statements reflect ConvergeOne’s current views and information currently available. This information is, where applicable, based on estimates, assumptions and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives, targets and expected financial performance.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the possibility that ConvergeOne may be adversely affected by economic, business, and/or competitive factors; (2) ConvergeOne’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses; (3) changes in applicable laws or regulations; and (4) other risks and uncertainties indicated from time to time in the reports ConvergeOne files with the Securities and Exchange Commission (“SEC”) as well as those under “Risk Factors” included in the Registration Statement on Form S-1, as amended (File No. 333-223837), filed by ConvergeOne with the SEC.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information, cost savings, synergies and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information herein speaks only as of (1) the date hereof, in the case of information about ConvergeOne, or (2) the date of such information, in the case of information from persons other than ConvergeOne. Except as required under applicable law, ConvergeOne undertakes no duty to update or revise the information contained herein.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), ConvergeOne also presents the following non-GAAP measures of financial performance: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP and should not be considered a measure of the Company’s liquidity. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted EPS as non-GAAP financial measures in this press release. The Company defines adjusted EBITDA as net income (loss) plus (a) total depreciation and amortization, (b) interest expense and other, net, and (c) income tax expense, as further adjusted to eliminate non-cash stock-based compensation expense, acquisition accounting adjustments, transaction costs, and other one-time nonrecurring costs. The Company defines Adjusted EBITDA per credit agreement as Adjusted EBITDA plus (a) Board of Directors related expenses (b) one time and non-recurring process and efficiency improvements, (c) pro forma synergies, and (d) EBITDA per acquisition. The Company defines Adjusted net income as net income (loss) adjusted to exclude (a) amortization of acquisition-related intangible assets, (b) amortization of debt issuance costs, (c) non-cash share-based compensation expense, (d) costs related to debt refinancing, (e) acquisition accounting adjustments, (f) transaction costs, (g) other costs, and (h) the income tax impact associated with the foregoing items. The Company defines Adjusted EPS as Adjusted net income divided by weighted shares outstanding on a diluted basis.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. ConvergeOne management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

The Company has not reconciled its Adjusted EBITDA per credit agreement and Adjusted Net Income 2018 outlook to GAAP net income, or its Adjusted EPS 2018 outlook to GAAP EPS, because the reconciling items between such GAAP and Non-GAAP financial measures cannot be reasonably predicted or accurately forecasted due to the uncertain of timing and the magnitude of the reconciling items, and therefore, is not available without unreasonable effort.

ConvergeOne Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	As of	As of
	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current Assets
Cash	$11,702	$13,475
Trade accounts receivable, less allowances	325,059	289,236
Inventories	20,873	14,717
Prepaid expenses and other current assets	16,424	9,294
Deferred customer support contract costs	45,078	35,151
Income tax receivable	16,862	10,576

Total current assets	435,998	372,449

Other Assets
Goodwill	332,761	331,456
Finite-life intangibles, net	174,210	173,642
Property and equipment, net	35,783	36,659
Deferred customer support contract costs, noncurrent	4,618	3,915
Non-current income tax receivable	2,624	2,620

Total other assets	549,996	548,292

Total assets	$985,994	$920,741

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt	$5,652	$5,652
Accounts payable	181,250	157,778
Customer deposits	27,299	22,498
Accrued compensation	18,710	34,522
Accrued other	39,880	27,362
Earnout consideration payable	66,000	—
Deferred revenue	94,066	68,127

Total current liabilities	432,857	315,939

Long-Term Liabilities
Long-term debt, net of debt issuance costs and current maturities	635,277	566,424
Deferred income taxes	10,823	18,056
Long-term income tax payable	1,479	1,563
Deferred revenue and other long-term liabilities	15,144	13,118

Total long-term liabilities	662,723	599,161

Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 74,862,501 shares issuable and outstanding as of March 31, 2018*; 39,860,610 shares issued and outstanding as of December 31, 2017**	7	4
Class B convertible common stock, $0.0001 par value; 16,000,000 nonvoting shares authorized; 6,585,546 nonvoting shares issued and outstanding as of December 31, 2017**	—	1
Subscription receivable from related party	—	(1,805)
Additional paid-in capital	60,984	13,464
Accumulated deficit	(170,577)	(6,023)

Total stockholders’ equity (deficit)	(109,586)	5,641

Total liabilities and stockholders’ equity (deficit)	$985,994	$920,741

*	Includes 5,162,500 shares issuable per Note 2
**	Retroactively restated for the effect of the reverse recapitalization

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2018	2017
Revenue
Technology offerings	$141,454	$87,965
Services	164,887	95,001

Total revenue	306,341	182,966

Cost of revenue
Technology offerings	105,606	68,744
Services	112,350	60,929

Total cost of revenue	217,956	129,673

Gross profit
Technology offerings	35,848	19,221
Services	52,537	34,072

Total gross profit	88,385	53,293

Operating expenses
Sales and marketing	46,554	30,168
General and administrative	28,544	11,909
Transaction costs	5,847	1,113
Depreciation and amortization	11,339	7,026

Total operating expenses	92,284	50,216

Operating income (loss)	(3,899)	3,077

Other (income) expense
Interest income	(48)	(3)
Interest expense	11,228	8,996
Preliminary bargain purchase gain	(16,058)	—
Other expense, net	17	—

Other (income) expense, net	(4,861)	8,993

Income (loss) before income taxes	962	(5,916)
Income tax benefit	(7,844)	(2,795)

Net income (loss)	8,806	(3,121)

Earnout consideration	(125,441)	—

Net loss to common shareholders	$(116,635)	$(3,121)

Net loss per common share:
Basic and diluted	$(2.26)	$(0.08)

Weighted average number of shares outstanding:
Basic and diluted	51,622,386	39,881,456

ConvergeOne Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$8,806	$(3,121)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Preliminary bargain purchase gain	(16,058)	—
Depreciation of property and equipment in operating expense	2,607	1,396
Depreciation of property and equipment in cost of revenue	1,459	333
Amortization of finite-life intangibles	8,732	5,629
Change in fair value of acquisition-related contingent consideration	(586)	—
Deferred income taxes	(3,466)	(1,213)
Amortization of debt issuance costs	441	906
Stock-based compensation expense	6,386	156
Other	(142)	—
Changes in assets and liabilities, net of business acquisition in 2018:
Trade accounts receivable	28,761	21,065
Inventories	(3,521)	877
Prepaid expenses, deferred customer support contract costs and other	(4,264)	(1,771)
Income tax receivable	(6,290)	—
Accounts payable and accrued expenses	(12,930)	(31,007)
Customer deposits	4,801	2,993
Income tax payable	(84)	(1,581)
Deferred revenue and other long-term liabilities	829	3,740

Net cash provided by (used in) operating activities	15,481	(1,598)

Cash Flows from Investing Activities
Purchases of property and equipment	(2,644)	(1,824)
Acquisition of business, net of cash acquired	(29,926)	—

Net cash used in investing activities	(32,570)	(1,824)

Cash Flows from Financing Activities
Proceeds from term notes, less discount	—	10,000
Proceeds from revolving credit agreement	99,000	18,000
Repayment of revolving credit agreement	(29,000)	(18,000)
Repurchase of common stock	—	(385)
Payment of deferred financing costs	(175)	(404)
Deferred offering costs	—	(1,592)
Payment on long-term debt	(1,413)	(857)
Proceeds from subscription receivable	1,805	—
Proceeds from Forum cash	135,335	—
Payment of reverse recapitalization costs	(19,582)	—
Payment to former C1 Securityholders	(170,654)	—

Net cash provided by financing activities	15,316	6,762

Net increase (decrease) in cash	(1,773)	3,340
Cash - beginning of the period	13,475	9,632

Cash - end of the period	$11,702	$12,972

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three months ended March 31,
	2018	2017
Adjusted EBITDA Reconciliation:
Net Income (loss)	$8,806	$(3,121)
Total depreciation and amortization (a)	12,798	7,358
Other (income) expense, net	11,197	8,993
Preliminary bargain purchase gain	(16,058)	—
Income tax benefit	(7,844)	(2,795)

EBITDA	8,899	10,435
Adjustments:
Stock-based compensation expense	6,386	156
Acquisition accounting adjustments (b)	1,564	(6)
Transaction costs (c)	5,847	1,113
Other Costs (d)	335	1,383

Adjusted EBITDA	23,031	13,081
Additional Adjustments:
Board of Directors related expense	41	48
One time and non-recurring process & efficiency improvements (e)	909	787
Pro Forma synergies (f)	2,726	1,533
EBITDA per acquisition (g)	2,160	—

Adjusted EBITDA per Credit Agreement	$28,867	$15,449

(a)	Depreciation and amortization equals the sum of depreciation and amortization included in total operating expenses and depreciation and amortization included in total cost of revenue.
(b)	Acquisition accounting adjustments include charges associated with non-cash acquisition accounting fair value adjustments to deferred revenue and deferred customer support costs.
(c)	Transaction costs of (1) $5.8 million for the three months ended March 31, 2018 include $3.0 million related to transaction-related professional fees, including legal, accounting, tax, and advisory fees, $1.8 million of acquisition-related integration costs, and acquisition-related expenses of $1.0 million related to severance charges and employee retention bonuses, and (2) $1.1 million for the three months ended March 31, 2017 include acquisition-related expenses of $0.4 million related to transaction-related professional fees and expenses, including legal, accounting, tax, and advisory fees, $0.6 million of acquisition-related integration costs and acquisition-related expenses of $0.1 million related to employee retention bonuses.
(d)	Other costs of (1) $0.3 million for the three months ended March 31, 2018 represent payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement which was terminated in connection with the Business Combination, and (2) $1.4 million for the three months ended March 31, 2017 include expenses of $1.0 million related to severance and related legal expenses and $0.4 million related to payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement.
(e)	One time and non-recurring process and efficiency improvements of $0.9 million in the three months ended March 31, 2018 primarily related to Cloud product development activities related to the launch of our Cloud Platforms. One time and non-recurring process and efficiency improvements costs for the three months ended March 31, 2017 include $0.5 million of Cloud product development activities related to the launch of our Cloud platforms, $0.2 million related to strategic initiatives and $0.1 million related to rating agency fees.
(f)	Pro Forma synergies represent unrealized cost synergies of acquired companies post-close.
(g)	EBITDA per acquisition is the acquired companies EBITDA prior to the company’s ownership.

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Adjusted Net Income Reconciliation:
Net Income (loss)	$8,806	$(3,121)
Adjustments:
Amortization of intangible assets	8,732	5,629
Amortization of debt issuance costs	441	906
Costs related to debt refinancing	—	556
Stock-based compensation expense	6,386	156
Acquisition accounting adjustments	1,564	(6)
Transaction costs	5,847	1,113
Preliminary bargain purchase gain	(16,058)	—
Other costs	335	1,383
Income tax impact of adjustments	(4,980)	(3,081)

Total adjustments	2,267	6,656

Adjusted Net Income	$11,073	$3,535

Adjusted Net Income per share
Basic	$0.21

Diluted	$0.19

Weighted average number of shares outstanding (a):
Basic Shares	51,622

Diluted Shares	57,516

(a)	The weighted average diluted shares includes the effect of the common share equivalents for the quarter. The amount differs from diluted shares in the financial statements, as common share equivalents were excluded for financial reporting purposes, due to the anti-dilutive effect since there was a net loss to common shareholders.

	Three Months Ended
	March 31,
	2018	2017
Revenue	306,341	182,966
Acquisition Accounting Adjustments	1,564	23

Adjusted Revenue	307,905	182,989

Contacts:

Media Contacts:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations:

William Maina

ICR for ConvergeOne

(646) 277-1236

investor@convergeone.com